SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ / Preliminary Proxy Statement	/ / Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/  / Definitive Additional Materials

/  / Soliciting Material under Rule 14a-11(c) or Rule 14a-12

Wilshire Financial Services Group Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /	Fee paid previously with preliminary materials:

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WILSHIRE FINANCIAL SERVICES GROUP INC.
14523 S.W. Millikan Way, Suite 200
Beaverton, Oregon 97005

May 22, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 annual meeting of stockholders of Wilshire Financial Services Group Inc. which will be held at 10:30 a.m. Pacific Time on Wednesday, June 25, 2003, at the law offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067.

        Enclosed are the Secretary’s official Notice of the Annual Meeting, a proxy statement and a form of proxy. At the annual meeting you will be asked to elect seven (7) directors to serve until the next annual meeting. We also will report to you on the operations of the Company, and you will have the opportunity to ask questions about the Company that may be of general interest to stockholders.

        The enclosed proxy statement contains important information concerning the matter to be voted on at the annual meeting. Please study it carefully. Your vote is very important, regardless of how many shares you own. Even if you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the annual meeting and wish to vote in person, you may revoke your proxy at that time.

        The other members of the Board of Directors and I look forward to seeing you at the meeting.

Sincerely,

/s/ LARRY B. FAIGIN

Larry B. Faigin
Chairman Of The Board

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU
INTEND TO BE PRESENT AT THE ANNUAL MEETING.

WILSHIRE FINANCIAL SERVICES GROUP INC.
14523 S.W. Millikan Way, Suite 200
Beaverton, Oregon 97005

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:30 a.m. on Wednesday, June 25, 2003
at the law offices of Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067

TO THE STOCKHOLDERS OF WILSHIRE FINANCIAL SERVICES GROUP INC.:

        The annual meeting of stockholders of Wilshire Financial Services Group Inc. will be held at 10:30 a.m. on Wednesday, June 25, 2003, at the law offices of Irell & Manella LLP at 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, for the following purposes:

        1. To elect a board of seven (7) directors to hold office until the next annual meeting of stockholders; and

        2. To consider and transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

        YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE DIRECTOR NOMINEES NAMED IN ITEM 1.

        Only stockholders of record on the books of the Company as of the close of business on May 21, 2003 will be entitled to notice of and to vote at the annual meeting.

PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ MARK H. PETERMAN

Mark H. Peterman
Secretary

May 22, 2003
Beaverton, Oregon

WILSHIRE FINANCIAL SERVICES GROUP INC.
14523 S.W. Millikan Way, Suite 200
Beaverton, Oregon 97005

PROXY STATEMENT FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:30 a.m. on Wednesday, June 25, 2003
at the law offices of Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067

        This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Wilshire Financial Services Group Inc. for use at our 2003 annual meeting of stockholders to be held at 10:30 a.m. on Wednesday, June 25, 2003 and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of 2003 Annual Meeting of Stockholders.

        This proxy statement is dated May 22, 2003 and, together with the form of proxy, shall first be mailed to the Company’s stockholders on or about May 27, 2003.

VOTING RIGHTS AND PROXIES

Record Date And Outstanding Shares

        Only stockholders of record at the close of business on May 21, 2003 will be entitled to notice of and to vote at the annual meeting. On May 21, 2003, the Company had 18,607,326 shares of common stock issued and outstanding and approximately 48 stockholders of record (including brokers holding the Company’s stock in street name for others). Each share of common stock outstanding on the record date is entitled to one vote at the annual meeting on each matter to be voted on.

Quorum And Voting

        A majority of all outstanding shares of common stock entitled to vote at the annual meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for the purpose of determining whether or not a quorum exists, but are not counted for the purpose of determining the election of each nominee for director.

        The authorized number of directors of the Company currently is seven (7). The nominees receiving the seven highest number of votes at the annual meeting will be elected.

        Shares of common stock represented by proxies properly executed and received by the Company in time to be voted at the annual meeting will be voted in accordance with the instructions indicated on the proxies and, if no instructions are indicated, will be voted “FOR” each of the seven (7) candidates named in this proxy statement at the annual meeting or any adjournment or postponement thereof. All proxies voted “FOR” each of the seven (7) director nominees, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted “FOR” a motion to adjourn or postpone the annual meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

        The Board is not currently aware of any business to be acted upon at the annual meeting other than as described herein. If, however, other matters are properly brought before the annual meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment. The Company has appointed Melissa Freidenreich to function as the inspector of elections at the annual meeting. The inspector of elections will tabulate votes, ascertain whether a quorum is present and determine the voting results on all matters presented to the stockholders.

Revocation Of Proxies And Solicitation Of Proxies

        If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the annual meeting by (1) submitting a new proxy card, (2) delivering written notice to the Secretary of the Company before June 25, 2003, stating that you are revoking your proxy, or (3) attending the annual meeting and voting your shares in person. Attendance at the annual meeting will not, in itself, constitute the revocation of your proxy.

        Under the Company’s bylaws, stockholders may not present nominees for election or other proposals for action at the annual meeting unless written notice thereof, containing the information required by the Company’s bylaws, was delivered to the Secretary of the Company no later than the close of business on May 6, 2003. No stockholder nominees or proposals were received by the Company.

Costs of Solicitation

        Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company and its subsidiaries on a part-time basis and for no additional compensation. In addition, the Company has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses for an estimated fee of $5,500 plus out-of-pocket expenses. The entire cost of soliciting proxies under this proxy statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of the common stock held of record by such person.

        Any written revocation of your proxy or other related communications in connection with this proxy statement, and requests for additional copies of this proxy statement or the proxy, should be addressed to Mark H. Peterman, Secretary, Wilshire Financial Services Group Inc., 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005. If you have any questions or need further assistance in voting your shares, please call Mr. Peterman at (503) 223-5600.

ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

        The Board of Directors of Wilshire Financial Services Group Inc. currently consists of seven (7) members, who were last elected to the Board on June 25, 2002 and whose terms expire with the June 25, 2003 annual meeting. The Board of Directors has nominated the following seven (7) persons to serve until the next annual meeting:

Howard Amster
Robert M. Deutschman
Larry B. Faigin
Stephen P. Glennon
Robert H. Kanner
Edmund M. Kaufman
Daniel A. Markee

        Each of the nominees has indicated that he is willing and able to serve as a director. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted in favor of the seven nominees listed above.

Information Regarding the Nominees for the Board of Directors of the Company

        The following is a list of, and certain biographical information for, the nominees. The nominees’ ages are as of May 22, 2003. All nominees are United States citizens.

                                                                                                         Director
                                                                                                          of the
                                                                                                          Company
Name                           Age                        Position with Company                            Since
---------------------------- --------- ---------------------------------------------------------------- ------------
Larry B. Faigin...........      60     Chairman of the Board                                               1999
Stephen P. Glennon........      59     Chief Executive Officer and Chief Financial Officer, Director       1999
Howard Amster.............      55     Director                                                            2001
Robert M. Deutschman......      46     Director                                                            1999
Robert H. Kanner..........      55     Director                                                            2002
Edmund M. Kaufman.........      73     Director                                                            2000
Daniel A. Markee..........      46     Director                                                            1999

        Larry B. Faigin was appointed to the Board of Directors in June 1999 and has been Chairman since September 1999. Mr. Faigin is President and Chief Executive Officer of GreenPark Remediation, LLC, a company that specializes in acquiring environmentally-impacted land and remediating and improving the property for further development. Prior to joining that company, he was Chief Executive Officer of Home Capital Corporation, a subsidiary of HomeFed Bank. He also has served as a consultant to Chevron Corporation, and Chief Executive Officer and Director of Wood Bros. Homes, Inc. Mr. Faigin received his B.A. and J.D. degrees from Case Western Reserve University.

        Stephen P. Glennon has been the Company's Chief Executive Officer since September 1999, its Chief Financial Officer since April 2003, and a Director since December 1999. From 1994 until joining the Company, Mr. Glennon served as Chief Executive Officer of Glennon Associates, a firm of private investment bankers specializing in financial restructuring and turnaround management of financial sector companies. Mr. Glennon previously served as an investment banker with Lehman Brothers, N.Y. and Lepercq, de Neuflize & Co., N.Y. Mr. Glennon currently serves as a director of New Water Street Corporation, N.Y. and Point Clear Holdings, N.Y. Mr. Glennon received his B.A. degree from Colgate University in 1966.

        Howard Amster has been a director of the Company since November 2001. Mr. Amster is a principal of Ramat Securities Ltd., a Cleveland-based investment firm. Previously, Mr. Amster was an investment consultant with First Union Securities (formerly Kemper Securities) from 1992 to June 2000. From June 1979 to 1991, Mr. Amster was co-manager of a convertible bond hedging department at Kemper Securities. Mr. Amster is also a director of Horizon Group Properties, Inc., Maple Leaf Financial, and Astrex Inc., and previously served as a director of American Savings of Florida.

        Robert M. Deutschman has been a director of the Company since June 1999. Mr. Deutschman is President of Cappello Partners, LLC, a financial service and advisory company which engages in merchant banking, venture capital and investment banking. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp. From 1991 until 1994, Mr. Deutschman was a Senior Vice President and Director of Principal Investments in the Public Finance Group of Houlihan Lokey Howard & Zukin. Mr. Deutschman received his undergraduate degree in Political Science at Haverford College and his J.D. degree from Columbia University School of Law.

        Robert H. Kanner has been a director of the Company since January 2002. From 1987 until the present, Mr. Kanner has been Chairman of the Board and President of Pubco Corporation, a manufacturer and marketer of computer printer and labeling products and supplies, and has been that company’s President and a director since 1983.

        Edmund M. Kaufman has been a director of the Company since March 2000. Mr. Kaufman is a private investor and the owner of a bookstore specializing in mystery and crime fiction. Previously, Mr. Kaufman was a partner with the law firm of Irell & Manella LLP for thirty-six (36) years, specializing in mergers and acquisitions and corporate finance. Mr. Kaufman is a director emeritus of the Los Angeles Opera, and is a member of the Board of Trustees of the Friends of the University of California Press. Mr. Kaufman received his B.A. degree from the University of California, Los Angeles and his J.D. degree from Columbia University School of Law.

        Daniel A. Markee has been a director of the Company since June 1999. Mr. Markee is a principal of LendSource, Inc., a firm specializing in the origination of first mortgage, home equity and consumer installment debt. From 1993 until 1997, Mr. Markee was involved in the real estate investment business as President of Forterra, Inc., and as a principal of Euro-American Partners, Inc. Mr. Markee received a B.S. degree in Finance from the University of Colorado.

        There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board of Directors

        The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee’s function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company’s audited financial statements, internal accounting controls and regulatory examinations and to monitor the Company’s compliance with laws, regulations and corporate policy. Messrs. Kanner, Amster, Kaufman and Markee served on the Audit Committee in 2002 and met 5 times during the year.

        The Compensation Committee reviews and approves compensation policies for all employees; develops, approves and administers the salaries, bonuses and equity compensation of all executive officers of the Company; reviews compensation programs and practices for the Chief Executive Officer; and has supervisory control over the administration of the Company’s 1999 and 2002 Equity Participation Plans and other compensation plans and benefit programs. Messrs. Markee, Amster, Deutschman, Kanner and Kaufman served on the Compensation Committee in 2002 and met 1 time during the year.

        The Nominating Committee’s function is to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company. The Nominating Committee was established in April 2003 and consists of Messrs. Kanner and Deutschman. Since the Nominating Committee was recently created, it has not yet determined whether it will consider nominees recommended by stockholders.

        From January 1, 2002 through the end of 2002, the Company’s Board of Directors met 10 times. Each director who served for the full year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings of the committees on which he served.

Compensation Of Directors

        Each member of the Board of Directors who is not an officer or employee of the Company is paid an annual stipend of $25,000, a per-meeting fee of $1,000 for each Board of Directors’ meeting attended in person, $500 for each meeting attended telephonically, and a $500 per-meeting fee for each committee meeting attended on days other than when Board of Directors’ meetings are held. Non-employee directors who are also directors of First Bank of Beverly Hills, F.S.B. (“FBBH” or the “Bank”), the Company’s wholly-owned banking subsidiary, receive an additional yearly stipend of $10,000. Directors who serve as the chair of the Audit Committee or of the Board receive an additional yearly stipend of $10,000, and the chairperson of the Compensation Committee receives an additional yearly stipend of $5,000. Other members of the Audit Committee and Compensation Committee receive yearly stipends of $5,000 and $2,500, respectively. In March 2002, the Board authorized one-time payments of $10,000 to the chairperson and $5,000 to each of the other two members of a special committee of the Board which was formed to analyze and advise the Board regarding a proposed transaction. Officers and employees of the Company who also serve as directors do not receive any retainer or additional fees for serving as a director.

        Upon joining the Board, each non-employee director was granted an option to purchase 30,000 shares of common stock of the Company at a price per share equal to the fair market value of the shares of common stock on the grant date. In June 2002, following their re-election to the board at the annual meeting, the directors received options to purchase an additional 20,000 shares of WFSG common stock. In April 2003, the Board of Directors revised the Company’s 1999 Equity Participation Plan to remove the automatic annual grant of stock options to directors upon their re-election to the board. All options granted to the directors vest in thirds on each anniversary of the grant date.

EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth, as to each of the persons who currently serves as an Executive Officer of the Company, such person’s age, such person’s current position with the Company, and the period during which the person has served in such position:

                                                                                                        Position
Name                             Age                         Position With Company                        Since
------------------------------ --------- ----------------------------------------------------------- ---------------
Stephen P. Glennon......          59     Chief Executive Officer and                                      1999
                                         Chief Financial Officer                                          2003
Joseph W. Kiley III.....          47     Chief Executive Officer and President, First Bank of             2001
                                         Beverly Hills, FSB
Jay H. Memmott..........          41     Chief Executive Officer and President, Wilshire Credit           1999
                                         Corporation
Mark H. Peterman........          55     Executive Vice President, Legal Counsel and Secretary            1999
Bradley B. Newman.......          41     Executive Vice President, Capital Markets                        2002
Russell T. Campbell.....          39     Senior Vice President, Acquisitions                              2000

        Stephen P. Glennon has been the Company's Chief Executive Officer since September 1999, its Chief Financial Officer since April 2003, and a Director since December 1999, and has been a director of FBBH since April 2001. From 1994 until joining the Company, Mr. Glennon served as Chief Executive Officer of Glennon Associates, a firm of private investment bankers specializing in financial restructuring and turnaround management of financial sector companies. Mr. Glennon previously served as an investment banker with Lehman Brothers, N.Y. and Lepercq, de Neuflize & Co., N.Y. Mr. Glennon currently serves as a director of New Water Street Corporation, N.Y. and Point Clear Holdings, N.Y.

        Joseph W. Kiley III has been President and Chief Executive Officer of FBBH since September 2001 and a director of FBBH since November 2001. From March 2001 until this appointment, Mr. Kiley served as the Bank's Executive Vice President and Chief Financial Officer. Prior to joining the Bank, Mr. Kiley was Executive Vice President of Operations and Chief Financial Officer of National Mercantile Bancorp, the parent of Mercantile National Bank in Century City, California from July 1996 to February 2001. Previously, Mr. Kiley was Chief Financial Officer of Hancock Savings Bank, F.S.B. in Los Angeles, California from 1992 to 1996. Mr. Kiley is a Certified Public Accountant.

        Jay H. Memmott has been Chief Executive Officer and President of Wilshire Credit Corporation since November 1999. Prior to his appointment as President, Mr. Memmott served as Vice President in charge of Loan Servicing of the Company’s prior affiliated servicer from August 1997 to November 1999. From April 1990 to August 1997, Mr. Memmott served as a Vice President of Coast Federal Bank in Los Angeles, California.

        Mark H. Peterman has been the Company’s Executive Vice President, Legal Counsel and Secretary since November 1999. Mr. Peterman served as Senior Vice President and Legal Counsel from July 1998 through November 1999. Previously, Mr. Peterman was a partner in the law firm of Stoel Rives LLP from 1975 to July 1998.

        Bradley B. Newman has been Executive Vice President, Capital Markets since July 2002. Previously, Mr. Newman was Senior Vice President, Capital Markets from November 1999 to July 2002 and Vice President, Capital Markets/Securitization for the Company from August 1998 to November 1999. From September 1995 to August 1998, Mr. Newman was Chief Operating Officer of J.G. Newman Co., an insurance underwriter.

        Russell T. Campbell has been Senior Vice President, Acquisitions since April 2000. Mr. Campbell held several management positions at the Company from 1997 to April 2000. From 1992 to 1997, he was Chief Financial Officer for Oregon Business Media. Prior to 1992, Mr. Campbell was a CPA working in the commercial real estate industry.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the total compensation paid or accrued by the Company for services rendered during the year ended December 31, 2002 to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2002.

                                                                                                      Long-Term
                                                                 Annual Compensation                 Compensation
                                                       -----------------------------------------     ------------
                                                                                                      Securities
                                                                                        Other         Underlying
                                                                                        Annual         Options/
Name and Principal Position                            Salary ($)      Bonus ($)       Comp.($)         SARs(#)
---------------------------                            ---------      ----------      ----------      ---------
Stephen P. Glennon..........................  2002      $ 83,337      $  100,000      $  53,110(1)     300,000
   Chief Executive Officer                    2001      $     24      $  250,000      $  74,583(2)          --
                                              2000      $ 75,016      $  100,000      $  68,406(3)     975,000

Jay H. Memmott..............................  2002      $250,000      $  250,000             --             --
   Chief Executive Officer and President,     2001      $225,224      $  175,000             --        100,000
   Wilshire Credit Corporation                2000      $217,530      $  135,000             --        250,000

Bruce A. Weinstein (4)......................  2002      $250,000      $  250,000             --             --
   Executive Vice President and               2001      $214,223      $  175,000             --        100,000
   Chief Financial Officer                    2000      $198,632      $  150,000             --        250,000

Bradley B. Newman...........................  2002      $225,000      $  250,000             --             --
   Executive Vice President, Capital Markets  2001      $190,000      $  125,000             --        125,000
                                              2000      $161,952      $   75,000             --        125,000

Mark H. Peterman............................  2002      $250,000      $  180,555             --             --
   Executive Vice President, Legal Counsel    2001      $258,249      $   70,000             --         10,000
   and Secretary                              2000      $269,010      $   50,000             --        125,000

__________

(1) Includes $40,102 for personal living expenses and taxes.
(2) Includes $60,487 for personal living expenses and taxes
(3) Includes $45,365 for personal living expenses and taxes.
(4) Mr. Weinstein resigned in April 2003.

Option/SAR Grants In Last Fiscal Year

        The following table provides information concerning stock options granted by the Company during the year ended December 31, 2002 to each of the named executive officers.

                                            % of Total                                  Potential Realizable
                                           Options/SARs                               Value at Assumed Annual
                           Number of        Granted to                                  Rates of Stock Price
                           Securities      Employees in                                   Appreciation for
                           Underlying       Year Ended    Exercise or                      Option Term (1)
                          Options/SARs     December 31,    Base Price   Expiration   -------------------------
Name                       Granted (#)        2002          ($/sh)         Date           5%           10%
-----------------------   ------------    -------------   -----------   ----------   -----------   -----------
Stephen P. Glennon.....        300,000       84.51%       $      2.34      2012      $   441,484   $ 1,118,807
__________

(1)	These amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

        The following table lists the aggregate number of unexercised options and the value of unexercised in-the-money options at December 31, 2002 for each of the named executive officers. The Company has no outstanding SARs.

                                                               Number of Securities          Value of Unexercised
                                                              Underlying Unexercised       In-the-Money Options/SARs
                               Shares                        Options/SARs at FY-End (#)           at FY-End($)
                              Acquired          Value       ---------------------------   ----------------------------
Name                       on Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable    Unexercisable
------------------------   ---------------   ------------   -----------   -------------   -----------    -------------
Stephen P. Glennon......                --             --     1,100,000         175,000   $ 2,229,688    $     168,000
Jay H. Memmott..........                --             --       233,333         116,667       462,916          189,584
Bruce A. Weinstein......                --             --       233,333         116,667       462,916          189,584
Bradley B. Newman.......                --             --       156,667          93,333       277,071          148,966
Mark H. Peterman........                --             --       120,000          15,000       260,600           25,575

Long Term Incentive Plan Awards In Last Fiscal Year

        No long term incentive plan awards were made during the 2002 fiscal year to any of the named executive officers.

Employment Arrangements

        From April 1, 2000 to February 28, 2002, the Company’s Chief Executive Officer, Mr. Stephen P. Glennon, received a salary of $24 per year for two years and was reimbursed for certain living expenses. Mr. Glennon also was granted 575,000 stock options at a price of $1.1875 per share. The options vested at the rate of 25,000 per month and had vested in full as of February 28, 2002. Mr. Glennon’s salary was adjusted to $100,000 for the period from March 1, 2002 through February 28, 2003, and to $300,000 for the period from March 1, 2003 through February 29, 2004, pursuant to a new letter agreement. In each case he will continue to be reimbursed for certain living expenses. Mr. Glennon also was granted 300,000 stock options at a price of $2.34 per share, vesting at the rate of 12,500 per month for each month of employment completed by Mr. Glennon over the period covered by the letter agreement. Mr. Glennon’s new agreement provides that, in the event of a change in control of the Company, all of his options will vest and immediately become exercisable, and he will be paid $500,000 in consideration of a general release of all claims. If the Company terminates Mr. Glennon’s employment without cause, all of his stock options will vest and he will be paid $150,000 in exchange for a general release of all claims. In the event Mr. Glennon voluntarily terminates his employment, he shall receive only those options that vested through the date of his resignation and will receive no further salary.

        The Company and the Bank entered into an Employment, Confidentiality and Contingent Severance Agreement with Mr. Joseph W. Kiley III, effective as of January 1, 2003 (the “Kiley Agreement”). The Kiley Agreement provides that Mr. Kiley serve as President and Chief Executive Officer of the Bank commencing January 1, 2003. Pursuant to the Kiley Agreement, Mr. Kiley’s employment is for a term of twelve (12) months, automatically renewing for successive periods of twelve months each, unless, at least 90 days before the expiration of such twelve-month period, either the members of the board of directors of the Bank (the “Board of Directors” or the “Board”) gives written notice of non-renewal to Mr. Kiley, or Mr. Kiley gives written notice of non-renewal to the Bank. Under the Kiley Agreement, Mr. Kiley receives an annual base salary of $275,000, and is entitled to participate in the Bank’s employee benefit plans, medical, dental, vision, disability or insurance programs, if any, to the extent offered to other officers of similar position under the Bank’s personnel policies. The Company and Mr. Kiley have entered into (1) an Amended and Restated Incentive Stock Options Agreement dated March 12, 2001 for 150,000 options and (2) Incentive Stock Option Agreement dated October 2, 2001 for 50,000 options. Mr. Kiley’s rights to such stock options shall be determined by the terms and conditions of said agreements. All stock options granted under the Kiley Agreement are granted at a price equal to the fair market value of the Company’s Common Stock on the date of grant. Pursuant to the Kiley Agreement, in the event Mr. Kiley’s employment is terminated upon the occurrence of an “Other Event of Termination” (which term is defined to mean, among other things, termination without cause), he is entitled to an amount equal to his then annual base salary and to life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank or the Company for Mr. Kiley prior to his termination of employment at no cost to him for a period of one year, subject to certain limitations. Under the Kiley Agreement, in the event of a “change in control” (as defined in the Kiley Agreement) of the Bank or the Company, Mr. Kiley is entitled to an amount equal to two times his then annual base salary. In addition, Mr. Kiley’s stock options become immediately vested and exercisable.

        In October 2000, the Company gave change-in-control agreements to Messrs. Jay H. Memmott, Mark H. Peterman, Russell T. Campbell and Bradley B. Newman. The Company revised portions of these agreements in April 2001 and June 2002. These agreements provide that, in the event of a change in control of the Company or WCC, these executives would be entitled to receive a severance payment if within 120 days after a change in control, their employment is involuntarily terminated by the Company for any reason other than cause or death or disability, or they voluntarily terminate their employment after certain adverse changes in the terms of their employment (“Good Reason”). In addition, these executives are entitled to their severance payment if they terminate their employment after the 120-day period, whether or not they have been terminated without cause or voluntarily terminate for Good Reason. The amount of the severance payment for these executives would be twice their annual base salary.

Audit Committee Report

        The Audit Committee of the Board of Directors of the Company is composed exclusively of non-employee directors who are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee’s function is to oversee the Company’s financial reporting process, and its duties are set forth in the Audit Committee Charter adopted by the Board of Directors.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2002. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 “Communications with Audit Committees,” as amended by SAS No. 90 “Audit Committee Communications.” The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent public accountants their independence.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

AUDIT COMMITTEE
Robert H. Kanner
Howard Amster
Edmund M. Kaufman
Daniel A. Markee

Compensation Committee Report On Executive Compensation

        The Compensation Committee report below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy filing into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or Exchange Act. The Compensation Committee of the Board of Directors of the Company (the “Committee”) is made up exclusively of non-employee directors. The Committee administers the executive compensation programs of the Company. All actions of the Committee pertaining to executive compensation are submitted to the Board of Directors for approval.

        The Company’s executive compensation program is designed to attract, retain, and motivate high caliber executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by emphasizing “pay for performance” by having a portion of the executive’s compensation dependent upon business results and by providing equity interests in the Company. The principal elements of the Company’s executive compensation program are base salary and stock options. In addition, the Company anticipates that it will recognize individual contributions as well as overall business results, using a discretionary bonus program.

Base Salary

        Base salaries for the Company’s executives are intended to reflect the scope of each executive’s responsibilities, the success of the Company, and contributions of each executive to that success. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or internal fairness within the Company.

Bonuses

        Annual discretionary bonuses were paid by the Company and the Bank for 2002 based in part upon a 2002 bonus formula and the discretion of the Company and the Bank’s board of directors. The amount of the annual discretionary bonuses paid to executives by the Company was determined by the Committee and approved by the Company’s board of directors, and the amount of the annual discretionary bonuses paid by the Bank was determined by the Bank’s board of directors. Annual bonuses paid to other employees were based on their individual contributions towards meeting the overall objectives of the Company.

Incentive Stock Option Plans

        The Company adopted a stock option plan, the 1999 Equity Participation Plan, on December 2, 1999. The 1999 Equity Participation Plan permits the Company to grant incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), restricted stock and stock appreciation rights (collectively “Awards”) to employees, directors and consultants of the Company and subsidiaries of the Company. In June 2000 the Plan was amended to increase the number of shares reserved for issuance by 1,200,000 shares of common stock to an aggregate of 4,000,000 shares, and to allow any participant in the Plan to receive grants of options or other awards with respect to up to 1,000,000 shares of common stock per year. In January 2001 the Plan was further amended to revise the definition of “change in control” in those provisions of the Plan that permit accelerated vesting of the options in the event of a change in control, and in April 2001, the Plan was amended to provide that all options would vest upon certain changes in control of the Company or the Bank. In March 2002 the Board passed a resolution providing that options granted after January 1, 2002 would not automatically include a provision for immediate vesting upon a change in control, unless otherwise determined by the Committee. The Company also amended Mr. Memmott’s stock option agreements to provide that his options also will immediately vest upon a change in control of WCC.

        The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. The Committee may also grant Awards of restricted shares of Common Stock. Each restricted stock Award would specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for such shares and the restrictions imposed on the shares (including the conditions of release or lapse of such restrictions). The Committee may also grant Awards of stock appreciation rights. A stock appreciation right entitles the holder to receive from the Company, in cash or Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Committee in the Award, multiplied by the number of shares as to which the right is being exercised. The specified price fixed by the Committee will not be less than the fair market value of shares of Common Stock at the date the stock appreciation right was granted.

        On June 25, 2002, the Company adopted a new stock option plan, the 2002 Equity Participation Plan, which authorizes up to 1,000,000 shares of Company common stock for issuance. Under the 2002 Equity Participation Plan, the Company may grant ISOs and NSOs, and also may grant or sell shares of common stock of the Company to employees, consultants and directors of the Company, the Bank or any other subsidiary of the Company. The terms of the 2002 Equity Participation Plan with respect to the granting, vesting and exercise of stock options are substantially the same as those under the 1999 Equity Participation Plan.

CEO Compensation

        From April 1, 2000 to February 28, 2002 Mr. Glennon agreed to forego substantially all of his cash compensation for options to acquire 575,000 shares of the Company’s common stock. The purpose of this arrangement was to improve the Company’s cash flow and to provide added incentive for high levels of performance and for unusual efforts to increase the earnings and performance of the Company. Mr. Glennon’s current employment agreement, while providing for a base salary, continues to provide incentives for improving the Company’s earnings and shareholder value, as the agreement grants an additional 300,000 stock options at the market price on the date of grant. The Committee believes that these arrangements are in the best interests of the Company and its stockholders since the value of Mr. Glennon’s compensation is directly aligned with the financial performance of the Company.

COMPENSATION COMMITTEE
Daniel A. Markee
Howard Amster
Robert M. Deutschman
Robert H. Kanner
Edmund M. Kaufman

Compensation Committee Interlocks and Insider Participation

         Messrs. Markee, Amster, Deutschman, Kanner and Kaufman served on the Compensation Committee throughout 2002. No Committee member was, during the year ended December 31, 2002, an officer or employee of the Company or any of its subsidiaries.

Certain Relationships and Related Transactions

        Edmund M. Kaufman, a Director of the Company, is a retired Partner with the law firm of Irell & Manella LLP, one of the Company’s counsel. Previously, Mr. Kaufman was a Senior Partner with Irell & Manella LLP for thirty-six years. In 2002, the Company paid approximately $1,198,000 in legal fees to Irell & Manella.

        In January and February 2002 the Company issued a total of $7.69 million in 8% convertible subordinated debentures due December 15, 2005 to five of its Directors in a private placement. The proceeds from this issuance provided the majority of the financing for the Company’s December 2001 repurchase of approximately 4.2 million shares of its common stock from entities affiliated with American Express Financial Advisors Inc. The following Directors purchased debentures in the following amounts: Robert H. Kanner, $4.2 million; Howard Amster, $2.25 million; Daniel A. Markee (through Forterra-Wilshire Partners, LLC, of which Mr. Markee is the Managing Partner), $1.0 million; Larry B. Faigin, $132,000; and Edmund M. Kaufman, $108,000. In July 2002, after the Company called for redemption of the debentures, the Directors elected to convert their holdings into common stock. Accordingly, the Company canceled the debentures and issued a total of 3,396,416 shares of WFSG common stock to the Directors in proportion to each Director’s initial investment. The Company incurred approximately $0.3 million in interest expense on the debentures during the year ended December 31, 2002.

        In July 2002, the Company repurchased a total of 1,457,358 shares of its common stock from Thrivent Financial for Lutherans (“TFL,” formerly known as Lutheran Brotherhood). These shares represented TFL’s entire interest in the Company’s common stock, or approximately 7% of the total WFSG shares then outstanding. The purchase price for the shares was approximately $5.1 million, or $3.50 per share.

Performance Graph

        The following Performance Graph covers the period beginning July 7, 1999 when the Company’s new Common Stock commenced trading, through December 31, 2002. The graph compares the performance of the Company’s Common Stock to the S&P 500 and a Financial Services Index (“FSI”).

[CHART DATA IN TABLE BELOW]

2002 Measurement Period(1)(2)

                                  July 7,     December 31,   December 31,   December 31,   December 31,
                                   1999           1999           2000           2001           2002
                               ------------   ------------   ------------   ------------   ------------
     Company................   $     100.00   $      39.29   $      35.71   $      58.57   $      94.29
     FSI(3).................         100.00          94.64          77.91          77.30          70.21
     S&P 500................         100.00         105.26          94.59          82.25          63.03
__________

(1) Assumes all distributions to stockholders are reinvested on the payment dates.

(2) Assumes $100 invested on July 7, 1999 in the Company's Common Stock, the S&P 500 Index and the FSI.

(3) The companies included in the FSI were Advanta Corporation, American Business Financial Services Inc., American Express Company, Bingham Financial Services Corporation, CIT Group Inc., Equivest Finance Inc., Resource America Inc. and Ocwen Financial Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors and executive officers, and beneficial owners of more than 10% of the common stock of such company, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the company’s securities. To the knowledge of the Company, no director, officer, or beneficial owner of more than 10% of the Company’s Common Stock has failed to timely furnish reports required of such person by Section 16(a) on Forms 3, 4 and 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The shares of common stock constitute the only outstanding class of voting securities of the Company. As of May 21, 2003, there were 18,607,326 shares of common stock outstanding and entitled to vote and approximately 48 stockholders of record.

        The following table shows, as of May 21, 2003, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group.

                                                                            Amount and Nature of
                                                                                 Beneficial           Percent of
Name, Title and Address of Beneficial Owner                                    Ownership (1)            Class
--------------------------------------------                                   -------------            -----
Capital Research and Management.......................................           3,959,160               21.3%
   333 South Hope Street, 55th Floor
   Los Angeles, CA 90071
Directors and executive officers:
Larry B. Faigin (2)...................................................             191,217 (3)            1.0%
Howard Amster.........................................................           2,535,998 (4)           13.6%
   23811 Chagrin Blvd. #200
   Beachwood, OH 44122
Robert M. Deutschman (2) .............................................             167,917 (5)             *
Stephen P. Glennon (2)................................................           1,175,000 (6)            5.9%
Robert H. Kanner......................................................           1,871,667 (4)           10.0%
   3830 Kelley Ave
   Cleveland, OH 44114
Edmund M. Kaufman (2).................................................             162,700 (7)             *
Daniel A. Markee (2)..................................................             524,583 (8)            2.8%
Jay H. Memmott (2)....................................................             283,333 (9)            1.5%
Bradley B. Newman (2) ................................................             190,000 (10)           1.0%
Mark H. Peterman (2)..................................................             128,333 (11)            *
All directors and executive officers as a group (10 persons)..........           7,230,748 (12)          35.2%
__________

(1)      Amounts include stock options vesting within 60 days of May 21, 2003.
(2)      The address for this stockholder is c/o Wilshire Financial Services Group Inc., 14523 SW Millikan Way, Suite 200,
         Beaverton, OR 97005.
(3)      Includes 36,667 shares which may be acquired upon the exercise of options.
(4)      Includes 16,667 shares which may be acquired upon the exercise of options.
(5)      Includes 66,667 shares which may be acquired upon the exercise of options.
(6)      Includes 1,175,000 shares which may be acquired upon the exercise of options.
(7)      Includes 60,000 shares which may be acquired upon the exercise of options.
(8)      Includes 66,667 shares which may be acquired upon the exercise of options. Also includes 441,666 shares owned through Forterra-Wilshire Partners, LLC ("Forterra-Wilshire"). Mr. Markee is the Managing Partner of
         Forterra-Wilshire and owns a 2.5% interest in the limited-liability company.
(9)      Includes 283,333 shares which may be acquired upon the exercise of options.
(10)     Includes 190,000 shares which may be acquired upon the exercise of options.
(11)     Includes 8,334 shares which may be acquired upon the exercise of options.
(12)     Includes 1,920,002 shares which may be acquired upon the exercise of options.

* Less than 1%

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Deloitte & Touche LLP (“D&T”) has audited the financial statements of the Company for the year ended December 31, 2002 and has been engaged to audit the financial statements of the Company for the year ending December 31, 2003. A representative of D&T is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so. That representative is also expected to be available to respond to appropriate questions.

        Following is a summary of fees billed by independent public accountants for the year ended December 31, 2002. The Audit Committee believes that the non-audit services performed are compatible with maintaining the principal accountant’s independence.

Independent Accountant Fee Disclosure

Audit fees .....................................................        $  497,000
                                                                        ==========
Financial information systems design and implementation.........        $       --
                                                                        ==========

All other fees:
Tax services ...................................................        $  380,000
Other...........................................................           122,000
                                                                        ----------
   Total non-audit services.....................................        $  502,000
                                                                        ==========

        Other fees above includes approximately $109,000 for audit-related services, including internal audit services and audits of the Company’s loan servicing compliance and 401(k) plan.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of stockholders in 2004 pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than January 22, 2004. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals also must comply with the procedures, including the deadlines, required by the Company’s bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement.

By Order of the Board of Directors

/s/ STEPHEN P. GLENNON

Stephen P. Glennon
Chief Executive Officer and
Chief Financial Officer

Beaverton, Oregon
May 22, 2003

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY OR (2) ADVISING THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON WEDNESDAY, JUNE 25, 2003. PLEASE RETURN YOUR PROXY IN TIME.

WILSHIRE FINANCIAL SERVICES GROUP INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 25, 2003
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Wilshire Financial Services Group Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 22, 2003, and hereby appoints Larry B. Faigin and Stephen P. Glennon, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Wilshire Financial Services Group Inc. to be held on June 25, 2003, at 10:30 a.m. Pacific time, at the law offices of Irell & Manella LLP at 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Annual Meeting of Stockholders of

WILSHIRE FINANCIAL SERVICES GROUP INC.

June 25, 2003

Please date, sign and mail your
proxy card in the envelope provided as soon as possible.

Please Detach and Mail in the Envelope Provided

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here /X/

1.	Election of seven (7) directors.	Nominees:
		/ /	Howard Amster
/ /	FOR all nominees	/ /	Robert M. Deutschman
		/ /	Larry B. Faigin
/ /	WITHHOLD AUTHORITY for all nominees	/ /	Stephen P. Glennon
		/ /	Robert H. Kanner
/ /	FOR all except (see instructions below)	/ /	Edmund M. Kaufman
		/ /	Daniel A. Markee

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “For all except” and fill in the space next to each nominee you wish to withhold, as shown here: /X/

_______________________________________________________________

2.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.    /   /

_______________________________________________________________
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   /   /

Signature of Stockholder______________________________________	Date: _____________

Signature of Stockholder______________________________________	Date: _____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.